SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2010

EXOBOX TECHNOLOGIES CORP

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-51689	88-0456274
(State of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5780 Avenida Robledal
Pensacola, Florida	32504
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (850) 384-3009

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 142-12 under the Exchange Act (17 CFR 240.14z-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  Entry into a Material Definitive Agreement

Exobox Technologies Corp (EXBX) and its wholly owned subsidiary SUEZ Technology Corp, hereafter Exobox through its Chief Executive Officer, Jacob Cukjati, has completed negotiating the terms of a Definitive Agreement with Burnt Hickory, LLC, an Atlanta based company, which will result in selling all its current owned technology as soon as stockholder approval is obtained.

The completion of the terms of the Definitive Agreement was the result of an extensive and ongoing consultations and negotiations over the past months with Exobox's current and previous management, its representatives, founders, and consultants. Under the terms, the Definitive Agreement sale is subject to approved by a meeting of the shareholder's of the company. Accordingly, The Exobox Board of Directors voted to hold a shareholders meeting on January 7th, 2011 for shareholders of record as of December 17, 2010. It is noteworthy to note, that the Board believes that without shareholder approval of the sales transaction that foreclosure on its secured technology is a possibility.

The major terms of the Definitive Agreement involve an assumption of all secured debt by Burnt Hickory,LLC, the issuance of a note receivable to Exobox's wholly owned subsidiary (SUEZ), Burnt Hickory's participation in various costs, and Exobox's participation in future continuing revenues. Most specifically, Burnt Hickory will assume all liabilities covering the security interest securing the technology, issue a note payable to Exobox in the amount of $615,000 with 6% interest rate that will start accruing 24 months after the closing of the transaction. In addition, the Definitive Agreement, states that the company will receive continuing revenue varying from 2% to 3% of net profits of Burnt Hickory once the technology is coded and the initial development cost is recovered. The company will also receive a minimum of 10% net profits from its software products ExoDetect and ExoWatch and participate in any awards from litigation that may result as the result of patent infringements.

Management and the Board of Directors believe that this transaction is the best course of action to pursue given the inherited financial environment. The completed sale, as part of the company’s overall coordinated forward looking business strategy, would allow intensification of the pursuit of settlement agreements it has been actively negotiating of its debt. In anticipation of receiving approval of the sale, the company has received verbal commitments from major debtors, which reach a major benchmark in its business plan. If approval of the sale by shareholders is obtained, negotiations will proceed to the execution stage. The settlement of the company’s debt is intended to allow the creation of the economic environment which would allow it to substantially clean up its balance sheet. Then as part of the overall comprehensive business strategy, the company will attempt to simultaneously proceed to settle all of its outstanding litigation, enter into a Letter of Intent to finalize negotiations it has been conducting with Scott Copeland for the acquisition of new technology, attempt to secure financing for development of the technology from a solid corporate financial base, and apply all its managements efforts on towards business operations. The company and various founders are actively pursuing release as defendant from a shareholder lead Class Action lawsuit in order to become a plaintiff.

Exobox had previously had a previous Letter of Intent from a similar lead group that had expired on October 15, 2010.

4.01  Changes in Registrant's Certifying Accountant

5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

a. Mark Kerzner resigned as Chief Technology Officer of the corporation, however he is still maintaining the corporation’s website. The company is deferring action on appointing a new CTO until targeted business plan goals are attained.

c. Disclosure under Item 5.02(c) and (d) when the registrant appoints certain new officers or a new director is elected Jacob Cukjati was elected Chief Executive Officer of the Corporation by the Board. Other appointed members of the Board of Directors include Eric Cavanaugh and Carl Ulepich.

Mr. Cavanaugh has over fifteen (15) years of management experience.  Since 2005, he is the managing partner of CG Electrical Contractors LLC. He attended the University of Louisville from 1980 to 1983, since then he has applied his talents and experience to electrical contracting. Mr. Cavanaugh has served on the board of Exobox since November 2010. Mr. Cavanaugh brings to Exobox his extensive hands on general business operations expertise and has been a financial supporter and shareholder in the Company for over 4 years.

Jacob P Cukjati, is a CPA and currently holds a variable annuity license. He is a seasoned executive with over thirty-six (36) years of experience.  Mr. Cukjati has served as CEO, President and Chairman of the Board since October 2010.  Mr. Cukjati received a Bachelor of Arts Degree from the Pittsburg State University and later completed additional hours towards a Masters Degree with a 4.0 GPA. Prior to 2010 Mr. Cukjati was engaged in public and private accounting. In 1982 Mr. Cukjati took over management of a bank client’s insolvent and bankrupt firm, operated it and successfully sold to a publically held firm in 1997. Under Mr. Cukjati’s leadership, his firm was the only one (1) of thirty-eight (38) companies to survive a foreclosure action by the industries primary financier. Mr. Cukjati designed and was manager over two (2) software projects which were sold nationwide and designed one technology which was later sold to a major computer company for $5,000,000. While practicing as an accountant Mr. Cukjati served as president for the SBA loan programs for years and practiced before the Federal Reserve Board staffs in Washington D.C. Mr. Cukjati also served as a certified counselor for the SBA and as a counselor the banks clients he represented to assist businesses who had financial difficulty on several different occasions. Mr. Cukjati has one invention to his credit. During 2010 Mr. Cukjati managed the N Florida State Baseball 13U Championship team.

Carl Ulepich has served as President of Lee Enterprises from 1987 to present.  Mr. Ulepich has over twenty-nine (29) years of management experience and has been involved with international export and import.  He attended Pittsburg State University.  He has served on many foundation boards, such as the School Board, Education Foundation, Recreation Board and was a District President for Rotary International. Mr.Ulepich has been secretary of the Exobox Board since early October 2010. Mr.Ulepich brings to Exobox his considerable general business expertise and has been a supporter and shareholder in the Company for years.

5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Other major items to be voted on at the Shareholder's meeting include election of the Board, approval of company auditor's, approval of Board of Director's actions, approval of creation of SUEZ Technology Corp as a wholly owned subsidiary, approval of Board of Directors authority to increase or decrease issued and/or authorized common shares. The shareholder’s will also be asked to approve a change in the fiscal year of the corporation to December 31 effective December 31, 2011. The board is recommending approval of all shareholder proposals so it can continue to implement the company’s business plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 20, 2010

EXOBOX TECHNOLOGIES CORP

By:	/s/ Jacob Cukjati
Jacob Cukjati Chief Executive Officer